Execution Copy


                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT is made as of the 22nd day of July, 1999, between PENN LAUREL FINANCIAL CORP. ("Corporation"), a Pennsylvania business corporation having a place of business at 11 North Second Street, Clearfield, Pennsylvania 16830, PENN LAUREL BANK & TRUST COMPANY ("Bank") a state chartered bank and trust company having a place of business at 11 North Second Street, Clearfield, Pennsylvania 16830, and LARRY W. BRUBAKER ("Executive"), an individual residing at Lincoln Avenue, Curwensville, Pennsylvania 16833.

                                   WITNESSETH:
                                   -----------

     WHEREAS, the Corporation is a registered bank holding company;

     WHEREAS, Corporation, CSB Bank and Clearfield Bank & Trust Company have entered into an Agreement and Plan of Reorganization dated December 31, 1998 (the "Reorganization Agreement");

     WHEREAS, pursuant to the Reorganization Agreement, Bank will be a wholly-owned banking subsidiary of Corporation on the Effective Date as set forth in Section 11.2 of the Reorganization Agreement;

     WHEREAS, Corporation and Bank desire to employ Executive to serve in the capacity of President and Chief Executive Officer of each of the Corporation and Bank under the terms and conditions set forth herein;

     WHEREAS, Executive desires to accept employment with Corporation and Bank on the terms and conditions set forth herein.

                                   AGREEMENT:
                                   ----------

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     1.   Employment. Corporation and Bank hereby employ Executive and Executive
          ----------
          hereby accepts employment with Corporation and Bank, under the terms and conditions set forth in this Agreement.

     2.   Duties of Employee. Executive shall perform and discharge well and
          ------------------
          faithfully such duties as an executive officer of Corporation and Bank as may be assigned to Executive from time to time by the Board of Directors of Corporation and Bank. Executive shall be employed as President and Chief Executive Officer of Corporation and Bank, and shall hold such other titles as may be given to him from time to time by the Board of Directors of Corporation and Bank. Executive shall devote his full time, attention and energies to the business of Corporation and Bank during the Employment Period (as defined in Section 3 of this Agreement); provided, however, that this Section 2 shall not be construed as preventing Executive from (a) engaging in activities incident or necessary to personal investments so


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          long as it does not exceed 5% of the outstanding shares of any publicly held company, (b) acting as a member of the Board of Directors of any other corporation or as a member of the Board of Trustees of any other organization, with the prior approval of the Board of Directors of Corporation and Bank, or (c) being involved in any other activity with the prior approval of the Board of Directors of Corporation and Bank. The Executive shall not engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of Corporation or Bank, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with Corporation or Bank.

3.   Term of Agreement.
     -----------------

     (a) This Agreement shall be for a three (3) year period (the "Employment Period") beginning on the Effective Date as set forth in Section 11.2 of the Reorganization Agreement, and if not previously terminated pursuant to the terms of this Agreement, the Employment Period shall end three (3) years later. The Employment Period shall be automatically extended on the third anniversary date of the Effective Date as set forth in Section 11.2 of the Reorganization Agreement (the "Annual Renewal Date") and on the same date of each subsequent year for a period ending one (1) year from each Annual Renewal Date, unless written notice of nonrenewal is given at least ninety (90) days prior to an Annual Renewal Date, in which event this Agreement shall terminate at the end of the then existing Employment Period.

     (b) Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement shall terminate automatically for Cause (as defined herein) upon written notice from the Board of Directors of each of Corporation and Bank to Executive. As used in this Agreement, "Cause" shall mean any of the following:

          (i) Executive's conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood or a crime involving moral turpitude, or the actual incarceration of Executive for a period of forty-five (45) consecutive days or more;

          (ii) Executive's willful failure to follow the good faith lawful instructions of the Board of Directors of Corporation or Bank with respect to its operations, after written notice from Corporation or Bank and a failure to cure such violation within ten (10) days of said written notice, unless it is apparent under the circumstances that Executive is unable to cure such violation; or

           (iii) Executive's willful failure to substantially perform Executive's duties to Corporation or Bank, other than a failure resulting from Executive's incapacity because of physical or mental illness, as provided in subsection (d) of this Section 3, after written notice from Corporation or Bank and

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                 a failure to cure such violation within ten (10) days of said written notice, unless it is apparent under the circumstances that Executive is unable to cure such violation, which failure results in injury to Corporation or Bank, monetarily or otherwise.

          (iv) Executive's willful violation of the provisions of this Agreement, after written notice from Corporation or Bank and a failure to cure such violation within ten (10) days of said written notice, unless it is apparent under the circumstances that Executive is unable to cure such violation;

          (v)    dishonesty of the Executive in the performance of his duties;

          (vi) Executive's removal or prohibition from being an institutional-affiliated party by a final order of an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act or by the Office of the Comptroller of the Currency pursuant to national law;

          (vii) conduct on the part of the Executive which brings public discredit to Corporation or Bank; or

          (viii) Executive's breach of fiduciary duty involving personal profit.

           If this Agreement is terminated for Cause, all of Executive's rights under this Agreement shall cease as of the effective date of such termination.

     (c) Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement shall terminate automatically upon Executive's voluntary termination of employment (other than in accordance with Section 5 of this Agreement) for Good Reason. The term "Good Reason" shall mean (i) the assignment of duties and responsibilities inconsistent with Executive's status as President and Chief Executive Officer of Corporation and Bank, (ii) a reassignment which requires Executive to move his principal residence more than fifty (50) miles from the Corporation's and Bank's principal executive office immediately prior to this Agreement, (iii) any removal of the Executive from office or any adverse change in the terms and conditions of the Executive's employment, except for any termination of the Executive's employment under the provisions of Section 3(b) hereof, (iv) any reduction in the Executive's Annual Base Salary as in effect on the date hereof or as the same may be increased from time to time, except in cases of a national financial depression or national or bank emergency when such reduction has been implemented by the Board of Directors for the Corporation and Bank's senior management, or (v) any failure of Corporation and Bank to provide the Executive with benefits at least as favorable as those enjoyed by the Executive under any of the pension, life insurance, medical, health and accident, disability or other employee plans of Corporation and Bank, or the taking of any

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           action that would materially reduce any of such benefits unless such reduction is part of a reduction applicable to all employees. If such termination occurs for Good Reason, then Corporation or Bank shall pay Executive an amount equal to the greater of the remaining balance of the Agreed Compensation otherwise due to the Executive for the remainder of the then existing Employment Period or 2.99 times the Executive's Agreed Compensation as defined in subsection (f) of this Section 3, which amount shall be payable in thirty-six (36) equal monthly installments and shall be subject to federal, state and local tax withholdings. In addition, for a period of three (3) years from the date of termination of employment, or until Executive secures substantially similar benefits through other employment, whichever shall first occur, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to Executive during the two (2) years prior to his termination of employment, or, if Corporation and Bank cannot provide such benefits because Executive is no longer an employee, a dollar amount equal to the cost to Executive of obtaining such benefits (or substantially similar benefits). If permitted under the terms of the plan, Executive shall receive the additional retirement benefits to which he would have been entitled had his employment continued through the then remaining term of the Agreement. However, in the event the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Code Section 4999, such payments shall be retroactively (if necessary) reduced to the extent necessary to avoid such excise tax imposition. Upon written notice to Executive, together with calculations of Corporation's independent auditors, Executive shall remit to Corporation the amount of the reduction plus such interest as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

           At the option of the Executive, exercisable by the Executive within ninety (90) days after the occurrence of the event constituting "Good Reason," the Executive may resign from employment under this Agreement by a notice in writing (the "Notice of Termination") delivered to Corporation and Bank and the provisions of this Section 3(c) hereof shall thereupon apply.

     (d) Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement shall terminate automatically upon Executive's Disability and Executive's rights under this Agreement shall cease as of the date of such termination; provided, however, that Executive shall nevertheless be entitled to

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           receive an amount equal to and no greater than 70% of the
           Executive's Agreed Compensation as defined in subsection (f) of this Section 3, less amounts payable under any disability plan of Corporation and Bank, until the earliest of (i) Executive's return to employment, (ii) his attainment of age 65, (iii) his death, or
           (iv) the end of the then existing Employment Period. In addition, Executive shall receive for such period a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to Executive during the two (2) years prior to his disability, or, if Corporation and Bank cannot provide such benefits because Executive is no longer an employee, a dollar amount equal to the cost to Executive of obtaining such benefits (or substantially similar benefits). For purposes of this Agreement, the Executive shall have a Disability if, as a result of physical or mental injury or impairment, Executive is unable to perform all of the essential job functions of his position on a full time basis with or without a reasonable accommodation and without posting a direct threat to himself and others, for a period of one hundred eighty (180) days.

     (e) Executive agrees that in the event his employment under this Agreement is terminated, Executive shall resign as a director of Corporation and Bank, or any affiliate or subsidiary thereof, if he is then serving as a director of any of such entities.

     (f) The term "Agreed Compensation" shall equal the sum of (A) the Executive's highest Annual Base Salary under the Agreement, and
           (B) the average of the Executive's annual bonuses with respect to the three (3) calendar years immediately preceding the Executive's termination.

     (g) Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement shall terminate automatically upon Executive's death and Executive's rights under this Agreement shall cease as of the date of such termination.

4.   Employment Period Compensation.
     ------------------------------


     (a)   Annual Base Salary. For services performed by Executive under this
           ------------------
           Agreement, Corporation or Bank shall pay Executive an Annual Base Salary during the Employment Period at the rate of $143,688 per year, minus applicable withholdings and deductions, payable at the same times as salaries are payable to other executive employees of Corporation or Bank. Corporation or Bank may, from time to time, increase Executive's Annual Base Salary, and any and all such increases shall be deemed to constitute amendments to this Section 4(a) to reflect the increased amounts, effective as of the date established for such increases by the Board of Directors of Corporation or Bank or any committee of such Board in the resolutions authorizing such increases.


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     (b)   Bonus. For services performed by Executive under this Agreement,
           -----
           Corporation or Bank may, from time to time, pay a bonus or bonuses to Executive as Corporation or Bank, in its sole discretion, deems appropriate. The payment of any such bonuses shall not reduce or otherwise affect any other obligation of Corporation or Bank to Executive provided for in this Agreement.

     (c)   Vacations. During the term of this Agreement, Executive shall be
           ---------
           entitled to paid annual vacation in accordance with the policies as established from time to time by the Boards of Directors of Corporation and Bank. However, Executive shall not be entitled to receive any additional compensation from Corporation and Bank for failure to take a vacation unless an emergency work situation arises where Executive is required to work in lieu of a vacation in order to meet the Corporation's or Bank's needs. Executive shall not be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Boards of Directors of Corporation and Bank.

     (d)   Automobile. During the term of this Agreement, Corporation or Bank
           ----------
           shall provide Executive with exclusive use of an automobile mutually agreed upon by Corporation and Bank. Corporation or Bank shall be responsible and shall pay for all costs of insurance coverage, repairs, maintenance and other operating and incidental expenses, including license, fuel and oil. Corporation or Bank shall provide Executive with a replacement automobile at approximately the time Executive's automobile reaches two (2) years of age or 30,000 miles, whichever is first, and approximately every two (2) years or 30,000 miles thereafter, upon the same terms and conditions.

     (e)   Employee Benefit Plans. During the term of this Agreement,
           ----------------------
           Executive shall be entitled to participate in or receive the benefits of any employee benefit plan currently in effect at Corporation and Bank, subject to the terms of said plan, until such time that the Boards of Directors of Corporation and Bank authorize a change in such benefits. Corporation and Bank shall not make any changes in such plans or benefits which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of Corporation and Bank and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of Corporation and Bank. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 4(a) hereof.

     (f)   Business Expenses. During the term of this Agreement, Executive
           -----------------
           shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him, which are properly accounted for, in accordance with the policies and

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          procedures established by the Boards of Directors of Corporation and Bank for their executive officers.

5.   Termination of Employment Following Change in Control.
     -----------------------------------------------------

     (a) If a Change in Control (as defined in Section 5(b) of this Agreement) shall occur after the effective date of the merger or if thereafter at any time during the term of this Agreement there shall be:

          (i) any involuntary termination of Executive's employment (other than for the reasons set forth in Section 3(b), 3(d), and 3(e) of this Agreement);

          (ii) any reduction in Executive's title, responsibilities, including reporting responsibilities, or authority, including such title, responsibilities or authority as such may be increased from time to time during the term of this Agreement;

          (iii) the assignment to Executive of duties inconsistent with Executive's office on the date of the Change in Control or as the same may be increased from time to time after the Change in Control;

          (iv)   any reassignment of Executive to a location greater than fifty
                 (50) miles from the location of Executive's office on the date of the Change in Control;

          (v) any reduction in Executive's Annual Base Salary in effect on the date of the Change in Control or as the same may be increased from time to time after the Change in Control;

          (vi) any failure to provide Executive with benefits at least as favorable as those enjoyed by Executive under any of Corporation or Bank's retirement or pension, life insurance, medical, health and accident, disability or other employee plans in which Executive participated at the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control;

          (vii) any requirement that Executive travel in performance of his duties on behalf of Corporation or Bank for a significantly greater period of time during any year than was required of Executive during the year preceding the year in which the Change in Control occurred; or


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          (viii) any sustained pattern of interruption or disruption of
                 Executive for matters substantially unrelated to Executive's discharge of Executive's duties on behalf of Corporation and Bank;

           then, at the option of Executive, exercisable by Executive within one hundred twenty (120) days of the Change in Control or occurrence of any of the foregoing events, Executive may resign from employment with Corporation and Bank (or, if involuntarily terminated, give notice of intention to collect benefits under this Agreement) by delivering a notice in writing (the "Notice of Termination") to Corporation and Bank and the provisions of Section 6 of this Agreement shall apply.

     (b) As used in this Agreement, "Change in Control" shall mean the occurrence of any of the following:

           (i) (A) a merger, consolidation or division involving Corporation or Bank, (B) a sale, exchange, transfer or other disposition of substantially all of the assets of Corporation or Bank, or
                 (C) a purchase by Corporation or Bank of substantially all of the assets of another entity, unless (y) such merger, consolidation, division, sale, exchange, transfer, purchase or disposition is approved in advance by seventy percent (70%) or more of the members of the Board of Directors of Corporation or Bank who are not interested in the transaction and (z) a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction and of the Board of Directors of such entity's parent corporation, if any, are former members of the Board of Directors of Corporation or Bank; or

           (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than Corporation or Bank or any "person" who on the date hereof is a director or officer of Corporation or Bank is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Corporation or Bank representing twenty-five (25%) percent or more of the combined voting power of Corporation or Bank's then outstanding securities, or

           (iii) during any period of two (2) consecutive years during the term of Executive's employment under this Agreement, individuals who at the beginning of such period constitute the Board of Directors of Corporation or Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors

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                 representing at least two-thirds of the directors then in
                 office who were directors at the beginning of the period; or

           (iv) any other change in control of Corporation and Bank similar in effect to any of the foregoing.

6.   Rights in Event of Termination of Employment Following Change in Control.
     ------------------------------------------------------------------------

     (a) In the event that Executive delivers a Notice of Termination (as defined in Section 5(a) of this Agreement) to Corporation and Bank, Executive shall be entitled to receive the compensation and benefits set forth below:

          If, at the time of termination of Executive's employment, a "Change in Control" (as defined in Section 5(b) of this Agreement) has also occurred, Corporation and Bank shall pay Executive a lump sum amount equal to and no greater than 2.99 times the Executive's Agreed Compensation as defined in subsection (f) of Section 3, minus applicable taxes and withholdings. In addition, for a period of three (3) years from the date of termination of employment, or until Executive secures substantially similar benefits through other employment, whichever shall first occur, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to Executive during the two (2) years prior to his termination of employment, or, if Corporation and Bank cannot provide such benefits because Executive is no longer an employee, a dollar amount equal to the cost to Executive of obtaining such benefits (or substantially similar benefits). If permitted under the terms of the plan, Executive shall receive additional retirement benefits to which he would have been entitled had his employment continued through the then remaining term of the Agreement. However, in the event the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Code Section 4999, such payments shall be retroactively (if necessary) reduced to the extent necessary to avoid such excise tax imposition. Upon written notice to Executive, together with calculations of Corporation's independent auditors, Executive shall remit to Corporation the amount of the reduction plus such interest as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under
          Section 280G of the Code, the Corporation shall be required only to pay to Executive the amount determined to be deductible under
          Section 280G.

     (b) Executive shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking other employment or otherwise. Unless otherwise

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          agreed to in writing, the amount of payment or the benefit provided for in this Section 6 shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

7.   Rights in Event of Termination of Employment Absent Change in Control.
     ---------------------------------------------------------------------

     (a) In the event that Executive's employment is involuntarily terminated by Corporation and/or Bank without Cause and no Change in Control shall have occurred at the date of such termination, Corporation and Bank shall pay Executive an amount equal to and no greater than 2.99 times the Executive's Agreed Compensation as defined in subsection (f) of Section 3, and shall be payable in thirty-six (36) equal monthly installments and shall be subject to federal, state and local tax withholdings. In addition, for a period of three (3) years from the date of termination of employment, or until Executive secures substantially similar benefits through other employment, whichever shall first occur, Executive shall receive a continuation of all life, disability, medical insurance and other normal health and welfare benefits in effect with respect to Executive during the two (2) years prior to his termination of employment, or, if Corporation and Bank cannot provide such benefits because Executive is no longer an employee, a dollar amount equal to the cost to Executive of obtaining such benefits (or substantially similar benefits). In addition, if permitted pursuant to the terms of the plan, Executive shall receive additional retirement benefits to which he would have been entitled had his employment continued through the then remaining term of the Agreement. However, in the event the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Code Section 4999, such payments shall be retroactively (if necessary) reduced to the extent necessary to avoid such excise tax imposition. Upon written notice to Executive, together with calculations of Corporation's independent auditors, Executive shall remit to Corporation the amount of the reduction plus such interest as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Code, the Corporation shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

     (b) Executive shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise. Unless otherwise agreed to in writing, the amount of payment or the benefit provided for in this Section 7 shall not be reduced by any compensation earned by Executive as the

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          result of employment by another employer or by reason of
          Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.


8.   Covenant Not to Compete.
     -----------------------

     (a) Executive hereby acknowledges and recognizes the highly competitive nature of the business of Corporation and Bank and accordingly agrees that, during and for the applicable period set forth in
          Section 8(c) hereof, Executive shall not:

          (i) be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation or enterprise engaged in (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which Corporation or Bank or any of their subsidiaries are engaged during the Employment Period, in any county in which, at any time during the Employment Period or at the date of termination of the Executive's employment, a branch, office or other facility of Corporation or Bank or any of their subsidiaries is located, or in any county contiguous to such a county, including contiguous counties located outside of the Commonwealth of Pennsylvania (the "Non-Competition Area"); or

          (ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (1) the banking (including bank holding company) or financial services industry, or (2) any other activity in which Corporation or Bank or any of their subsidiaries are engaged during the Employment Period, in the Non-Competition Area; or

          (iii) solicit current and former customers of Corporation, Bank or any Corporation subsidiary in the Non-Competition Area; or

          (iv) solicit current or former employees of Corporation, Bank or any Corporation subsidiary.

     (b) It is expressly understood and agreed that, although Executive and Corporation and Bank consider the restrictions contained in Section 8(a) hereof reasonable for the purpose of preserving for Corporation and Bank and their subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Section 8(a) hereof is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Section 8(a) hereof shall not be

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          rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

     (c) The provisions of this Section 8 shall be applicable commencing on the effective date of the merger and ending on one of the following dates, as applicable:

          (i) if Executive's employment terminates in accordance with the provisions of Section 3 (other than Section 3(b) relating to termination for Cause), the first anniversary date of the effective date of termination of employment; or

          (ii) if Executive's employment terminates in accordance with the provisions of Section 3(b) of this Agreement (relating to termination for Cause), the second anniversary date of the effective date of termination of employment; or

          (iii) if the Executive voluntarily terminates his employment in accordance with the provisions of Section 5 hereof, the first anniversary date of the effective date of termination of employment; or

          (iv) if the Executive's employment is involuntarily terminated in accordance with the provisions of Section 7 hereof, the second anniversary date of the effective date of termination of employment.

9.   Unauthorized Disclosure. During the term of his employment hereunder, or
     -----------------------
     at any later time, the Executive shall not, without the written consent of the Boards of Directors of Corporation and Bank or a person authorized thereby, knowingly disclose to any person, other than an employee of Corporation or Bank or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of Corporation and Bank, any material confidential information obtained by him while in the employ of Corporation and Bank with respect to any of Corporation and Bank's services, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or will be damaging to Corporation or Bank; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business of a business similar to that conducted by Corporation and Bank or any information that must be disclosed as required by law.

10.  Liability Insurance. Corporation and Bank shall use their best efforts
     -------------------
     to obtain insurance coverage for the Executive under an insurance policy covering officers and

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     directors of Corporation and Bank against lawsuits, arbitrations or other legal or regulatory proceedings; however, nothing herein shall be construed to require Corporation and/or Bank to obtain such insurance, if the Board of Directors of the Corporation and/or Bank determine that such coverage cannot be obtained at a reasonable price.

11.  Notices. Except as otherwise provided in this Agreement, any notice
     -------
     required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to Executive's residence, in the case of notices to Executive, and to the principal executive offices of Corporation and Bank, in the case of notices to Corporation and Bank.

12.  Waiver. No provision of this Agreement may be modified, waived or
     ------
     discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Boards of Directors of Corporation and Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

13.  Assignment. This Agreement shall not be assignable by any party, except by
     ----------
     Corporation and Bank to any successor in interest to their respective businesses.

14.  Entire Agreement. This Agreement supersedes any and all agreements, either
     ----------------
     oral or in writing, between the parties with respect to the employment of the Executive by the Bank and Corporation and this Agreement contains all the covenants and agreements between the parties with respect to the employment. This Agreement shall supersede and replace the Employment Agreement dated January 1, 1999, between Penn Laurel Financial Corp., CSB Bank and Larry W. Brubaker.

15.  Successors; Binding Agreement.
     -----------------------------

     (a) Corporation and Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the businesses and/or assets of Corporation and Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Corporation and Bank would be required to perform it if no such succession had taken place. Failure by Corporation and Bank to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of
          Section 3 of this Agreement shall apply. As used in this Agreement, "Corporation" and "Bank" shall mean Corporation and Bank, as defined previously and any successor to their

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          respective businesses and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

     (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If Executive should die after a Notice of Termination is delivered by Executive, or following termination of Executive's employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee, or, if there is no such designee, to Executive's estate.

16.  Arbitration. Corporation, Bank and Executive recognize that in the event
     -----------
     a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution, in Pittsburgh, Pennsylvania, to the American Arbitration Association (the "Association") in accordance with the Association's National Rules for the Resolution of Employment Disputes or other applicable rules then in effect ("Rules"). Corporation, Bank or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules. Corporation and Bank and Executive may, as a matter or right, mutually agree on the appointment of a particular arbitrator from the Association's pool. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, Corporation, Bank and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein.

17.  Validity. The invalidity or unenforceability of any provision of this
     --------
     Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

18.  Applicable Law. This Agreement shall be governed by and construed in
     --------------
     accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.



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19.  Headings. The section headings of this Agreement are for convenience only
     --------
     and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:                               PENN LAUREL FINANCIAL CORP.


/s/ Janice E. Kephart                 By /s/ Wesley M. Weymers
-------------------------------          -------------------------------
Janice E. Kephart, Secretary                "Corporation"


                                      PENN LAUREL BANK & TRUST
                                      COMPANY


/s/ Janice E. Kephart                 By /s/ Wesley M. Weymers
-------------------------------          -------------------------------
                                            "Bank"

WITNESS:


/s/ Janice E. Kephart                 By /s/ Larry W. Brubaker
-------------------------------          -------------------------------
                                             "Executive"



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